Calculation of Filing Fee Tables
S-3
ACADIA REALTY TRUST
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest, par value $0.001 per share	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred Shares of Beneficial Interest	457(r)				0.000087
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.000087
Fees to be Paid	4	Other	Warrants	457(r)				0.000087
Fees to be Paid	5	Other	Subscription Rights	457(r)				0.000087
Fees to be Paid	6	Other	Share Purchase Units or Contracts	457(r)				0.000087
Fees to be Paid	7	Other	Units	457(r)				0.000087
Fees to be Paid	8	Debt	Debt Securities	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	9	Equity	Common Shares of Beneficial Interest, par value $0.001 per share	415(a)(6)			$ 199,062,233.91			S-3	333-275356	11/07/2023	$ 30,476.43
			Total Offering Amounts:				$ 199,062,233.91		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) See notes (2)(a) and (2)(b). Includes common shares of beneficial interest, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

[2]	(2) (a) The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance, including upon exercise, conversion, exchange or settlement of other securities or as part of units (b) The payment of all applicable registration fees for newly registered securities is being deferred pursuant to Rules 456(b) and 457(r). No additional registration fee is payable with respect to the securities carried forward pursuant to Rule 415(a)(6), as described in note (9) and (c) Includes preferred shares of beneficial interest, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

[3]	(3) See notes (2)(a) and (2)(b). Includes depositary shares, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

[4]	(4) See notes (2)(a) and (2)(b). Includes warrants, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

[5]	(5) See notes (2)(a) and (2)(b). Includes subscription rights, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

[6]	(6) See notes (2)(a) and (2)(b).

[7]	(7) See notes (2)(a) and (2)(b).

[8]	(8) See notes (2)(a) and (2)(b). Includes debt securities, if any, issuable upon conversion, exchange, exercise or settlement of any other securities whose offer and sale are registered by the registration statement to which this exhibit is attached.

[9]	(9) Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this registration statement includes common shares of beneficial interest, par value $0.001 per share (the "Common Shares"), having an aggregate offering price of up to $199,062,233.91 that remain unsold under the Registrant's registration statement on Form S-3 (File No. 333-275356), initially effective on November 7, 2023 (the "Prior Registration Statement"), and the related prospectus supplement dated February 14, 2025. Registration fees of $30,476.43 previously paid in connection with such unsold Common Shares will continue to be applied to those securities. Pursuant to Rule 415(a)(6), the offering of such unsold Common Shares under the Prior Registration Statement will be deemed terminated upon the effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date